UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2017

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

435 North Michigan Avenue, Chicago, Illinois		60611
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 210-2786

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 9, 2017, Tribune Media Company (the “Company”) announced that the Company’s management is exploring, subject to continuing management review and further consideration and ultimate approval by the Company’s board of directors, (i) a possible maturity extension amendment for all, or a portion, of the Company’ outstanding $2,349 million of term loan indebtedness (as of September 30, 2016) and $300 million revolving credit facility and (ii) a possible increase in the aggregate principal amount of the Company’s revolving credit facility, in each case, under its existing senior credit agreement. The Company is exploring this potential maturity extension amendment and revolving credit facility increase in connection with the ongoing evaluation of its capital structure, taking into account market conditions.

If consummated, the terms of the maturity extension amendment and revolving credit facility increase will be disclosed upon completion. For the avoidance of doubt, the consummation of the maturity extension amendment and revolving credit facility increase is subject to further consideration and ultimate approval by the Company’s board of directors.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements express the Company’s current expectation of future events or its future performance and do not relate directly to historical or current events. As such, the Company’s future actions and related results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this report, possibly to a material degree. The Company can offer no assurance that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term goals will be realized. Specifically, the amendment described in this report is contingent upon, among other things, approval by the Company’s board of directors, and the Company can offer no assurance that this proposed transaction will be approved by the Company’s board of directors or consummated on the terms or within the timeframe that the Company currently contemplates, if at all. All forward-looking statements included in this report speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel, Chief Strategy Officer and Corporate Secretary

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